EXHIBIT 2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56336) pertaining to the State Auto Insurance Companies Capital Accumulation Plan of our report dated June 15, 2007 with respect to the 2006 financial statements of the State Auto Insurance Companies Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Columbus, Ohio

June 17, 2008